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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 17, 1999

                        PAINEWEBBER R&D PARTNERS II, L.P.
                        ---------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                        33-14582               13-3437420
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(State or Other Jurisdiction of    (Commission File Number)     (IRS Employer
         Incorporation)                                      Identification No.)

              1285 Avenue of the Americas, New York, New York 10019
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                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (212) 713-2000

                                (Not Applicable)
                                ----------------
          (Former Name or Former Address, if Changed Since Last Report)

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                        PAINEWEBBER R&D PARTNERS II, L.P.

Item 5.

         On December 17, 1999, PaineWebber R&D Partners II, L.P., a Delaware limited partnership (the "Registrant"), entered into a Contractual Payment Interest Purchase Agreement (the "Purchase Agreement") with Drug Royalty USA, Inc., a Nevada corporation (the "Purchaser"), whom the Registrant has been advised is an affiliate of Drug Royalty Corporation. Subject to the terms and conditions contained in the Purchase Agreement, the Registrant agreed to sell to the Purchaser ten Class A and 50 Class C Centocor Partners III L.P. Contractual Payment Interests (the "CPIs") paid by Centocor Inc. ("Centocor") relating primarily to the sale of Reopro(TM) (a dual receptor glycoprotein IIB/IIIA therapeutic manufactured by Centocor) for an aggregate purchase price of $18,624,765. The sale is subject to the fulfillment of certain conditions, including the Delaware Chancery Court rendering an unappealable final order resolving all settlement matters in the action entitled PaineWebber R&D Partners, II, L.P. v. Centocor, Inc., et al., and the consent of Centocor. The Purchase Agreement may be terminated by the Registrant or the Purchaser if the closing of the sale under the Purchase Agreement does not occur prior to March 15, 2000. The Registrant currently owns 22 Class A CPIs and 111 Class C CPIs.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PAINEWEBBER R&D PARTNERS II, L.P.
                                      (Registrant)

                              By: PaineWebber Technologies II, L.P.
                                  (General Partner)

                              By: PWDC Holding Company
                                  (General Partner of the General Partner)

                              By: /s/ Dhan Pai
                                  ------------
                                  Name:  Dhan Pai
                                  Title: President

Date: December 17, 1999